UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2015

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: 732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This report announces the decision of Stephen J. Cosgrove, Controller and Chief Accounting Officer of the Registrant, to retire in October 2015.  Upon Mr. Cosgrove’s retirement, Ronald A. Kapusta will become Controller and Chief Accounting Officer of the Registrant.

Mr. Kapusta, 56, joined the company in 1992 and held a number of finance positions within the Registrant’s Consumer segment over the next nine years, including Operations Controller for the Registrant's former subsidiary, McNeil Consumer Products Company, and Vice President, Finance, Worldwide Nutritionals.  From 2001 to 2006, Mr. Kapusta served as Vice President, Finance for the Registrant's former subsidiary, Ortho-Clinical Diagnostics, Inc., and then Vice President, Finance for the Registrant's subsidiary, DePuy Orthopaedics, Inc.  In 2006, he was appointed Vice President, Finance for the Global Pharmaceuticals Supply Chain Group, and in March 2010, he assumed his current position as Vice President, Finance of the Johnson & Johnson Supply Chain.

Mr. Kapusta is a Certified Management Accountant (CMA) and also holds a Certified in Financial Management (CFM) designation. He earned his undergraduate degree from Temple University (Operations Management) and obtained his MBA from Drexel University (Financial Management).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
May 21, 2015	By:	/s/ Douglas K. Chia
Douglas K. Chia Secretary